
The #1 Hangover Recovery Shot in the Nation.
Recovers. Relieves. Re-Energizes.

Hangover Joe's

Overview

Hangover Joe's **(OTCBB: HJOE),** is the exclusive producer of The Hangover Recovery Shot, the officially licensed product of The Hangover movie series from Warner Bros. Entertainment Inc. (a subsidiary of Time Warner, Inc.) and the nation's number one selling hangover recovery shot product. Taken the morning after and featuring a patent-pending blend of antioxidants, vitamins and herbs, Hangover Joe's Recovery Shot is the quickest way to overcome the day-after side effects of alcohol consumption. Hangover Joe's Recovery Shot sells in convenience stores, liquor stores, and grocery stores through distribution agreements and online internet sales.


THE MOVIE HANGOVER

Ticker Symbol: HJOE
Shares Outstanding: 120M
Market Cap (12/17/12): $13.26M
Transfer Agent: Corporate Stock Transfer
Law Firm: Burns, Figa & Will, P.C.
Audit Firm: GHP Horwath, P.C.

Board and Management:
Michael Jaynes, Chief Executive Officer
Michael Malm, Vice President of Sales
Robert Welcome, Director of C-Store Accounts

Recent Highlights: New licensing and distribution deals established in Canada, Australia and New Zealand.

Recent Accolades:
1 New Product at the 2011 National Convenience Store Show

Awarded 'Best New Shot of 2012' by CSN Magazine at the NACS Show

Four-Star rating from BevNet Magazine, the leading beverage industry trade magazine.

Developed by trial attorney Michael Jaynes, consumer products executive Michael Malm and marketing expert Shawn Adamson, the Company launched the licensed Hangover Joe's Recovery Shot in October 2011. With very little marketing and public relations activities to date, HJOE has rapidly expanded the distribution of Hangover Joe's Recovery Shot in the United States, and recently entered into distribution agreements in Australia, New Zealand and Canada.

Investment Highlights

$1 Billion Energy Shot Category to Double by 2016 – According to Mintel, the energy shot segment of the energy drink category posted $1.3 billion sales in 2011 and is expected to grow to $2.6 Billion by 2016. HJOE intends to ride this trend and lead a new $200+ million recovery drink category, separate and distinct from Energy.

$1 Billion Global Brand Provides HJOE Marketing Halo Effect – The Company has a strong licensing relationship with Warner Bros for The Hangover movie franchise. The Hangover brand provides tremendous leverage for the marketing and public relations team. "The Hangover III" releases Memorial Weekend 2013 and management intends to fully capitalize its marketing value for the Company.


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Recovers. Relieves. Re-Energizes.
Hangover Joe's
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HJOE Poised For Rapid Growth – Management estimates increased sales of +200% in 2012 to +$1 million or 32,000 cases from $279k or 8,985 cases in 2011. Management is currently working with bankers to fund next year's strong international and domestic demand and plans to drive revenues in excess of $7.5 million in 2013.

HJOE Offers High Profit and Immediate Scalability – The product offers high profit margins for wholesale and retail accounts. HJOE is currently experiencing gross margins, net of product royalties, of approximately 56% and anticipates margins increasing to over 65%+ over the next five years through increased sales volume and leveraging strong partners to raise the scale of operations.

HJOE Seeing Strong Distribution Success - 40+distributors and 15,000 retail accounts and growing, many are well known and established chain retailers who currently offer Hangover Joe's including 7-Eleven stores, Racetrac, Loves Truck Stops, Valero, Hastings Entertainment, MGM Resorts, Harrah's, Terrible's Gas Stations, Aloha Gas, Long's Drugs, Kwik Shops, select Bed Bath & Beyond, Stripes Convenience with more pending. Also, based upon recent successes and increasing international distributor inquiries, the Company believes the international markets to be a game changing opportunity.

Maximizing The Halo Effect of the Hangover Movie Franchise

Hangover Joe's has partnered with Warner Brothers and is the officially licensed hangover remedy product for The Hangover movie. As detailed below, The Hangover movie series is the highest grossing comedy series of all time.

- The original movie, "The Hangover" – grossed nearly $500,000,000
- The sequel, "The Hangover II" – grossed over $600,000,000 thus far
- "The Hangover III" releases Memorial Weekend 2013


The #1 Hangover Recovery Shot in the Nation.
Recovers. Relieves. Re-Energizes.

Hangover Joe's

Maximizing The Halo Effect of the Hangover Movie Franchise (Cont.)

The Warner Bros. relationship provides over $1 Billion in brand support for Hangover Joe's worldwide, which the Company intends to maximize going into 2013 throughout the movie release of Hangover III with targeted marketing and beverage industry promotion.

Company Outlook

Looking into 2013 and beyond, strong interest in our brand grows on a daily basis and our sales and marketing team are actively developing the sales network beyond the 40+ distributor relationships and 15,000 retail accounts in US, Australia, New Zealand and Canada. We are already developing potential domestic and international distribution relationships which may add an additional 5,000 to 10,000 accounts.

Between accounts already developed and pending, we are well poised to achieve the $7.5 million in sales for 2013 and are currently working with our bankers to support that growth. Also, recent strong interest from the international distribution market is potentially game changing. The Hangover Movies were shown in over 40 countries and had tremendous success. As a result the company is fielding considerable distributor inquiries on a global basis.

Leading a new drink category

Since the invention of beer man has been trying to develop a remedy for the hangover. Hangover Joe's has created a remedy to help overcome the day-after side effects of alcohol consumption. While there are several companies selling hangover remedies, Hangover Joe's relationship with Warner Brothers and the Hangover movies gives them a distinct competitive advantage. Coupled with the growth of the energy shot category, HJOE intends to utilize this momentum to lead the growth of a new $200 million recovery shot category domestically and internationally.

Sales and Distribution

Since the October 2011 launch, Hangover Joe's generated sales of approximately $279,000 in revenues through the end of the calendar year. In 2012, the Company added 31 beverage distributors, eight of whom came on board in the last two months. Management believes that it will end 2012 with sales in excess of $1 million, an increase of 233%. Much of the rapid growth in sales can be attributed to major convenience store chains and international distribution expansion.

Recent Milestones

- November 21, 2012 - Signed a distribution deal with Starco Impex Inc., a major distributor to convenience and tobacco stores. Another distribution agreement was inked with Bebida Beverage Co., a distributor in the New York metropolitan area. Additionally, Hangover Joe's has added new retail programs with the following retailers: Aloha Gas, Long's Drugs, Kwik Shops, select Bed Bath & Beyond stores, select ABC Stores as well as Terrible's gas stations.
- September 14, 2012 - Convenience Store News has named the Hangover Joe's Recovery Shot as the Best New Product-Energy Product in their 16th annual competition.
- August 2012 – Delivered first international order to Rage Beverages, Inc. in Canada.
- July 25 2012 – Completed merger with a public company and began trading under ticker HJOE.
- March 1, 2012 – Shipped first international order to Australia.


HANGOVER
RECOVERY SHOT
Relieve. Recover. ReEnergize.

Management

Michael Jaynes, President and Chief Executive Officer

Mr. Jaynes has over 21 years of experience as a trial attorney, most recently in his own firm of Michael Jaynes, P.C. in Jackson, Tennessee. Prior to private practice, Mr. Jaynes was an Assistant Public Defender with Tennessee Supreme Court for 1 ½ years. In 2008, Mr. Jaynes retired from the practice of law and has been involved in developing what is now Hangover Joe's, Inc.

Michael Malm, Vice President of Sales & Marketing

Mr. Malm has been an Executive VP of the Crystal Art Gallery since 1999, where he has successfully developed a staff of designers to create wall décor for major retailers. In this position Mr. Malm also negotiated and acquired licenses for wall décor and negotiated and created new sales programs with major retailers including Wal-Mart, Kmart and Kroger. Prior to 1999 Mr. Malm was the President of O.S.P. Publishing, a consumers' products company specializing in manufacturing and selling licensed products. He also negotiated licensing agreements with major movie studios and sports companies including companies such as NIKE, Disney, Warner Bros. MTV, Paramount, NASCAR, Elvis Presley Enterprises and Winterland Productions to name but a few.

Robert Welcome, Director of C-Store Accounts

Prior to coming on board with Hangover Joe's Mr. Welcome has spent a significant amount of time around the convenience store industry. Mr. Welcome has served as a Regional Sales Manager for Pilot Oil Corporation (5 years), Director of Sales for Tradewinds Beverage Company (10 years), and Vice President of National Accounts for New Leaf Brands. Mr. Welcome brings a wealth of experience and relationships to the table the Company.

Source : www.csdecisions.com/2012/08/13/energy-shot-sales-expect-to-grow-in-2012/, http://www.forbes.com/sites/dalebuss/2012/07/22/5-hour-energy-places-400mm-in-notes-to-fund-major-expansion/